UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013 (August 5, 2013)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Acquisition of Oil and Gas Assets

On August 5, 2013, Triangle Petroleum USA Corporation (“TUSA”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), entered into a definitive purchase and sale agreement (the “Acquisition Agreement”) with Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC (collectively, “Seller”) pursuant to which TUSA agreed to acquire from Seller (the “Acquisition”) certain oil and gas leaseholds located in McKenzie County, North Dakota comprising approximately 5,620 net acres (the “Oil and Gas Properties”), and various other related rights, permits, contracts, equipment and other assets (together with the Oil and Gas Properties, the “Oil and Gas Assets”).  The effective date for the Acquisition is July 1, 2013 (the “Effective Date”).  The closing of the Acquisition is subject to customary closing conditions.

The aggregate purchase price for the Acquisition is $82.0 million. The purchase price is subject to potential adjustments including, but not limited to, adjustments for certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the Oil and Gas Assets following the Effective Date and prior to the closing date. In addition, the purchase price may be adjusted up or down under various circumstances as set forth in the Acquisition Agreement, including, without limitation, due to certain title benefits and defects, if any, environmental defects and the failure to procure certain requisite consents.  If a title or environmental defect exceeds certain thresholds set forth in the Acquisition Agreement, the affected property may be excluded from the Acquisition.

The Acquisition Agreement contains customary representations and warranties and covenants by TUSA and Seller. Among other things, during the period between the execution of the Acquisition Agreement and the closing of the Acquisition, Seller has agreed, subject to certain exceptions: (i) to allow TUSA and its authorized representatives access to the Oil and Gas Assets and the records pertaining to the Oil and Gas Assets; (ii) to conduct its operations, including the operation and maintenance of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities.

The Acquisition Agreement provides for certain termination rights, as follows: (i) the parties may terminate by mutual written consent; (ii) each of Seller or TUSA may terminate if the closing shall not have occurred by October 19, 2013 unless due to a breach of the Acquisition Agreement by the party seeking to terminate; (iii) each of Seller or TUSA may terminate upon written notice to the other party if the total amount of certain title or environmental defects, if any, together with allocated values of properties excluded from the acquisition, if any, equals or exceeds $16.4 million.

The Acquisition Agreement provides TUSA and Seller certain indemnification rights, subject to certain time and monetary limitations as set forth in the Acquisition Agreement, whereby (i) Seller agrees to indemnify and hold TUSA, its members, managers, shareholders, officers, directors, employees and agents (the “TUSA Indemnitees”) harmless in connection with losses arising from (a) any breach of a representation or warranty of Seller, or of a covenant or agreement of Seller that survives the closing of the Acquisition, and (b) certain excluded liabilities as set forth in the Acquisition Agreement and (ii) TUSA agrees to indemnify and hold

Seller, its affiliates, and their respective members, managers, shareholders, officers, directors, employees and agents (the “Seller Indemnitees”), harmless in connection with losses arising from (a) certain assumed obligations, and (b) any breach of a representation, warranty, covenant or agreement of TUSA under the Acquisition Agreement.  The parties’ indemnification obligations survive the closing date for various prescribed periods of time as set forth in the Acquisition Agreement.

The foregoing description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Concurrently with the closing of the Acquisition, TUSA expects to close a trade agreement (the “Trade Agreement”) with Seller to exchange certain of TUSA’s oil and gas leasehold interests in Seller operated units in return for approximately 635 net acres of leasehold interests held by Seller in units currently operated by TUSA (together with the Oil and Gas Assets, the “Acquired Properties”).

Stock Purchase Agreement

On August 6, 2013, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) between the Company and TIAA Oil and Gas Investments, LLC (the “Purchaser”), the Company agreed to sell to the Purchaser 11,350,000 shares of the Company’s common stock (“Common Stock”) at $7.20 per share for aggregate consideration of $81.7 million (the “Private Placement”).

The consummation of the Private Placement is subject to customary closing conditions and certain other conditions, including the closing of the Acquisition.  The Company intends to use the proceeds from the Private Placement to consummate the Acquisition and to fund capital expenditures relating to TUSA’s drilling program.  Further, pursuant to the Stock Purchase Agreement, at the closing of the Private Placement, the Company and the Purchaser will enter into a Rights Agreement, a form of which is attached to the Stock Purchase Agreement, as Exhibit A and further described below.

Rights Agreement

Pursuant to the Stock Purchase Agreement, the Company has agreed to enter into a Rights Agreement (the “Rights Agreement”) between the Company and the Purchaser at the consummation of the Private Placement.  Under the Rights Agreement, the Purchaser will be entitled to certain demand registration rights and unlimited piggyback registration rights under the Securities Act of 1933, as amended.

The Rights Agreement grants the Purchaser the preemptive right to purchase its pro rata share on a fully diluted basis of any future equity offerings by the Company until such time as the Purchaser and its affiliates cease to hold at least the lesser of (i) 50% of the shares of Common Stock acquired by the Purchaser in the Private Placement and (ii) 10% of the

Company’s then-outstanding shares of the Common Stock (a “Termination Event”).  Such rights are subject to customary exclusions such as securities offered in connection with employee benefits plans, business combinations, pro-rata distributions, and stockholder rights plans.

Pursuant to the Rights Agreement, on the date on which the aggregate amount paid to the Company by the Purchaser and certain of its affiliates as consideration for shares of Common Stock exceeds $150 million, the Purchaser will be entitled to designate one director to serve on the Board of Directors of the Company until such time as a Termination Event occurs.

The Rights Agreement further provides that, for so long as the Purchaser holds the lesser of at least (i) 50% of the Common Stock purchased by the Purchaser under the Stock Purchase Agreement or (ii) 10% of the then issued and outstanding Common Stock, without the prior written consent of the Purchaser, the Company and its subsidiaries shall not incur any indebtedness unless the Consolidated Leverage Ratio (as defined in the Rights Agreement) does not exceed 5.0 to 1.0 (provided that debt outstanding under the Company’s senior credit facility and its 5% convertible note issued in July 2012 are excluded from such calculation).

The foregoing description of the Stock  Purchase Agreement and the Rights Agreement are not complete and are qualified in their entirety by reference to the complete texts of the Acquisition Agreement and the Rights Agreement, which are attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01              Regulation FD Disclosure

On August 6, 2013, the Company issued a press release attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01              Other Events

Public Offering

On August 6, 2013, the Company issued a press release announcing a public offering of Common Stock, attached hereto as Exhibit 99.2.  The information in Exhibits 99.2 is incorporated herein by reference.

Commitment for New Second-Lien Credit Facility

TUSA received a commitment letter and term sheet from Wells Fargo Energy Capital, Inc., or WFEC, with respect to a new second-lien credit facility, or Second Lien Credit Facility, with WFEC, as administrative agent, with an expected closing date on or before

September 30, 2013.  The maximum credit available under the Second-Lien Credit Facility is expected to be $150 million, with an initial commitment of $60 million.  All borrowings under the Second-Lien Credit Facility are expected to mature on October 11, 2018 (six months after the maturity of the TUSA senior secured credit facility).  Borrowings under the Second-Lien Credit Facility are expected to bear interest, at TUSA’s option, at either (i) LIBOR (subject to a floor), plus a margin of 7% or (ii) a base rate (subject to a floor), plus a margin of 6%. Additionally, the Second-Lien Credit Facility is expected to provide for an upfront fee of 1.25% of the initial commitment.

This description of the Second-Lien Credit Facility is not complete and remains subject to final negotiation of the Second-Lien Credit Facility.  Since the final terms of this facility have not been agreed upon, there is no guarantee that the Company will enter into a definitive Second-Lien Credit Facility on the terms described above or at all.  WFEC’s commitment to enter into the Second-Lien Credit Facility is subject to several conditions.

Financial Statements Relating to the Acquired Properties

As reported under Item 1.01 of this Current Report on Form 8-K, TUSA has agreed to acquire from Seller the Acquired Properties.  The Company is filing with this Current Report on Form 8-K certain financial information with respect to the Acquired Properties.  Specifically, this Current Report on Form 8-K provides: (1) the audited statements of operating revenues and direct operating expenses of properties to be acquired by Triangle USA Petroleum Corporation for the years ended December 31, 2012 and 2011, and unaudited for the three-month periods ended March 31, 2013 and 2012, attached hereto as Exhibit 99.3; (2) the Company’s unaudited pro forma condensed consolidated balance sheet as of April 30, 2013, the unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended January 31, 2013, and the unaudited pro forma condensed consolidated statement of operations and comprehensive income for the three months ended April 30, 2013, are attached hereto as Exhibit 99.4. The information in Exhibit 99.3 was prepared by Seller based on carved-out financial information and data from the Acquired Properties’ historical accounting records and audited by the independent registered public accounting firm Ehrhardt Keefe Steiner & Hottman PC. The information in Exhibit 99.3 and Exhibit 99.4 is incorporated herein by reference.  The information set forth under Item 1.01 concerning the Acquired Properties is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The statements of operating revenues and direct operating expenses of the properties to be acquired by Triangle USA Petroleum Corporation for the years ended December 31, 2012 and 2011, and for the three-month periods ended March 31, 2013 and 2012, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated balance sheet as of April 30, 2013, the unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended January 31, 2013, and the unaudited pro forma condensed consolidated statement of operations and comprehensive income for the three months ended April 30, 2013, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition and the Trade Agreement been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

(d) Exhibits.

Exhibit 10.1	Purchase and Sale Agreement, dated August 5, 2013, by and among Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC, collectively, as Seller, and Triangle USA Petroleum Corporation, as Purchaser
Exhibit 10.2	Stock Purchase Agreement, dated August 6, 2013, between Triangle Petroleum Corporation and TIAA Oil and Gas Investments, LLC
Exhibit 23.1	Consent of EKS&H LLLP
Exhibit 99.1	Press Release, dated August 6, 2013
Exhibit 99.2	Press Release, dated August 6, 2013
Exhibit 99.3

Statements of operating revenues and direct operating expenses of properties to be acquired by Triangle USA Petroleum Corporation for the years ended December 31, 2012 and 2011, and for the three months ended March 31, 2013 and 2012.

Exhibit 99.4

Unaudited pro forma condensed consolidated balance sheet as of April 30, 2013, unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended January 31, 2013, and the unaudited pro forma condensed consolidated statement of operations for the three months ended April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1*	Purchase and Sale Agreement, dated August 5, 2013, by and among Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC, collectively, as Seller, and Triangle USA Petroleum Corporation, as Purchaser
Exhibit 10.2*	Stock Purchase Agreement, dated August 6, 2013, between Triangle Petroleum Corporation and TIAA Oil and Gas Investments, LLC
Exhibit 23.1*	Consent of EKS&H LLLP
Exhibit 99.1*	Press Release, dated August 6, 2013
Exhibit 99.2*	Press Release, dated August 6, 2013
Exhibit 99.3*

Statements of operating revenues and direct operating expenses of properties to be acquired by Triangle USA Petroleum Corporation for the years ended December 31, 2012 and 2011, and for the three months ended March 31, 2013 and 2012.

Exhibit 99.4*

Unaudited pro forma condensed consolidated balance sheet as of April 30, 2013, unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended January 31, 2013, and the unaudited pro forma condensed consolidated statement of operations for the three months ended April 30, 2013

* Filed herewith.